UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 27, 2010

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2010, the registrant, Acorn Energy, Inc., granted stock options to Benny Sela, CEO of the Company’s subsidiary DSIT Solutions Ltd (“DSIT”), and Michael Barth, Chief Financial Officer of the Company and DSIT.  Mr. Sela and Mr. Barth were each granted non-qualified options exercisable for 10,000 shares of the registrant’s common stock at an exercise price of $4.09 per share.  All of the options were immediately vested, and will expire on December 28, 2017.  Following termination of each of Mr. Sela’s and Mr. Barth’s employment, the options would remain exercisable (i) for 12 months following an involuntary termination without cause or a voluntary termination by Mr. Sela or Mr. Barth, as the case may be, (ii) for 90 days following a termination for cause, or (iii) for 12 months following death or disability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th  day of December, 2010.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name: Joe B. Cogdell, Jr.
Title: Vice President, General Counsel & Secretary